                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      INTELLIQUEST INFORMATION GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                      INTELLIQUEST INFORMATION GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 15, 1997

TO THE STOCKHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INTELLIQUEST INFORMATION GROUP, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 15, 1997 at 10:00 a.m. local time, at the Company's principal executive offices, 1250 Capital of Texas Hwy. South, Building One, Austin, Texas, 78746, for the following purposes:

         1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders and until their successors are elected.

         2. To amend the Company's 1996 Stock Plan to increase the number of shares available for issuance thereunder by 400,000 to an aggregate of 700,000.

         3. To ratify the appointment of Price Waterhouse LLP as independent public accountants of the Company for the fiscal year ending December 31, 1997.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on April 1, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at this meeting. Only stockholders of record at the close of business on April 1, 1997 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                                        Sincerely,

                                                     James Schellhase
                                                        SECRETARY

                            YOUR VOTE IS IMPORTANT.

             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                      INTELLIQUEST INFORMATION GROUP, INC.

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors of INTELLIQUEST INFORMATION GROUP, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Thursday, May 15, 1997 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's principal executive offices, 1250 Capital of Texas Hwy. South, Building One, Austin, Texas, 78746. The Company's telephone number at that location is (512) 329-0808.

    These proxy solicitation materials and the Annual Report on Form 10-K for the year ended December 31, 1996, including financial statements, were first mailed on or about April 14, 1997 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Stockholders of record at the close of business on April 1, 1997 (the "Record Date") are entitled to notice of and to vote at the meeting. The Company has one series of Common Shares outstanding, designated Common Stock, $0.0001 par value. At the Record Date, 8,345,708 shares of the Company's authorized Common Stock were issued and outstanding and held of record by 50 stockholders.

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 1, 1997 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table in "Executive Compensation and Other Matters" below and (iv) all directors and executive officers as a group.

                     FIVE PERCENT STOCKHOLDERS,                          NUMBER OF SHARES
                            DIRECTORS AND                                  BENEFICIALLY       PERCENTAGE OF SHARES
                         EXECUTIVE OFFICERS                                  OWNED(1)         BENEFICIALLY OWNED(%)
---------------------------------------------------------------------  --------------------  -----------------------
Janus Capital Corporation............................................         712,700(2)                  8.5
  100 Fillmore Street, Suite 300
  Denver, CO 80206-4923

Peter Zandan.........................................................         681,505(3)                  8.2
  c/o IntelliQuest Information Group, Inc.
  1250 Capital of Texas Hwy. South
  Building One
  Austin, Texas 78746

William Blair & Company, L.L.C.......................................         675,922(4)                  8.1
  222 West Adams Street, 34th Floor
  Chicago, IL 60606-5312

A I M Management Group, Inc..........................................         445,000(5)                  5.3
  11 Greenway Plaza, Suite 1919
  Houston, TX 77046

                     FIVE PERCENT STOCKHOLDERS,                          NUMBER OF SHARES
                            DIRECTORS AND                                  BENEFICIALLY       PERCENTAGE OF SHARES
                         EXECUTIVE OFFICERS                                  OWNED(1)         BENEFICIALLY OWNED(%)
---------------------------------------------------------------------  --------------------  -----------------------

Brian Sharples.......................................................         438,785                     5.3
  c/o IntelliQuest Information Group, Inc.
    1250 Capital of Texas Hwy. South
    Building One
    Austin, Texas 78746

HLM Management Co. Inc...............................................         425,000                     5.1
  222 Berkeley Street
  Boston, MA 02116

James Schellhase.....................................................          84,311(6)                *

William Wood.........................................................           6,973(7)                *

Lee Walker...........................................................             -0-                   *

All directors and executive officers as a group (5 persons)..........       1,211,574                    14.5

------------------------

*   Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of April 1, 1997, are deemed outstanding for computing the percentage of the person holding such option, warrant or convertible note but are not outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 476,800 shares of Common Stock held by Janus Mercury Fund, an investment company registered under the Investment Company Act of 1940, to which Janus Capital Corporation provides investment advice. Also includes 235,900 shares of Common Stock held by various individual and institutional stockholders to whom Janus Capital Corporation provides investment advice. Janus Capital Corporation disclaims beneficial ownership of all such shares.

(3) Includes 2,352 shares of Common Stock held by Mr. Zandan as custodian for Mr. Zandan's children. Mr. Zandan disclaims beneficial ownership of all such shares.

(4) Includes 161,500 shares of Common Stock held by William Blair & Company, L.L.C. over which William Blair & Company, L.L.C. has sole voting power. William Blair & Company, L.L.C. disclaims voting power over the remaining 514,422 shares of Common Stock.

(5) Consists of 445,000 shares of Common Stock held by A I M Advisors, Inc. and A I M Capital Management, Inc., subsidiaries of A I M Management Group, Inc.

(6) Includes 44,047 shares issuable pursuant to stock options exercisable within 60 days of April 1, 1997.

(7) Includes 536 shares of Common Stock held by Mr. Wood as custodian for Mr. Wood's children. Mr. Wood disclaims beneficial ownership of all such shares.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each holder of Common Stock is entitled to one vote for each share held.

    This solicitation of proxies is made on behalf of the Company by the Company and its proxy solicitors, ChaseMellon Shareholder Services ("ChaseMellon"). ChaseMellon will provide consultation pertaining to the planning and organization of the meeting and will solicit proxies from brokers, banks, nominees and other institutional holders. The anticipated cost of this solicitation, including the costs and expenses associated with the services provided by ChaseMellon, is $8,500 and all such costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telefacsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than December 14, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    A board of five (5) directors is to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five (5) nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

VOTE REQUIRED

    If a quorum is present and voting, the five (5) nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee, abstentions and shares held by brokers that are present but not voted because the brokers were prohibited from exercising discretionary authority ("broker non-votes") will be counted for purposes of determining the presence or absence of a quorum.

NOMINEES

    The names of the nominees and certain information about them as of April 1, 1997 are set forth below:

NAME OF NOMINEE                           AGE                               POSITION
------------------------------------      ---      -----------------------------------------------------------
Peter Zandan........................          44   Chairman and Chief Executive Officer
Brian Sharples......................          36   President and Director
James Schellhase....................          38   Chief Operating Officer, Secretary and Director
Lee Walker(1)(2)....................          55   Director
William Wood(1)(2)..................          41   Director

------------------------

(1) Member of the Compensation Committee

(2) Member of the Audit Committee

    PETER ZANDAN founded the Company and has been Chairman and Chief Executive Officer since 1985. Prior to founding IntelliQuest, he was an industry consultant and lectured at the University of Texas at Austin from 1985 to 1986. Mr. Zandan received a B.A. in history from the University of Massachusetts in 1975, and a Ph.D. in evaluation research and an M.B.A. from the University of Texas at Austin in 1982 and 1983, respectively.

    BRIAN SHARPLES joined IntelliQuest as Senior Vice President in 1990, was named President in 1991 and became a director in 1992. Prior to joining IntelliQuest, he was a consultant in the high technology practice of Bain & Company, Inc. and Chief Executive Officer of Practical Productions, Inc., an event-based automotive distribution business. Mr. Sharples received a B.A. in economics and mathematics from Colby College in 1982 and an M.B.A. from the Stanford Graduate School of Business with a concentration in marketing and finance in 1986.

    JAMES SCHELLHASE joined IntelliQuest in 1994 as its Chief Operating Officer and Chief Financial Officer and was appointed as a director in May 1995. From 1989 to 1994, prior to joining IntelliQuest, he served as the Chief Financial Officer at Jones & Neuse, Inc., a full-service environmental consulting firm. Prior to joining Jones & Neuse, Mr. Schellhase was employed as the interim Chief Financial Officer at Guaranty Federal Savings Bank, Austin, Texas, and prior to that he was employed as an audit manager at Touche Ross & Co. (now Deloitte & Touche). Mr. Schellhase received a B.B.A. in accounting and an M.P.A. in financial reporting from the University of Texas at Austin in 1980 and 1981, respectively. Mr. Schellhase is a certified public accountant.

    LEE WALKER was elected a director of IntelliQuest in July 1996. Since 1991, he has been a lecturer at the University of Texas Graduate School of Business. From 1986 to 1991, he was President and Chief Operating Officer of Dell Computer Corporation, a manufacturer of personal computers. Mr. Walker is a director of Mobile Telecommunications Technologies Corp., a manufacturer of mobile telecommunications products. Mr. Walker received a B.S. in Physics from Texas A&M University in 1965 and an M.B.A. from Harvard University in 1967.

    WILLIAM WOOD has served as a director of the Company since May 1993. Since 1984, Mr. Wood has been a general partner of Austin Ventures, a venture capital firm. Mr. Wood is a director of Matrix Service, a publicly held industrial services company. Mr. Wood received an A.B. in history from Brown University in 1978 and an M.B.A. from Harvard University in 1982.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of eighteen meetings during fiscal 1996, of which nine were by unanimous written consent. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

    The Compensation Committee, which consisted of directors Lee Walker and William Wood, met two times by written consent during the fiscal year. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administers various incentive compensation and benefit plans.

    The Audit Committee, which consisted of directors Lee Walker and William Wood, did not meet during fiscal 1996. This Committee is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee consisted of the following directors during fiscal 1996: Lee Walker and William Wood. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for directors and officers of the Company. Mr. Zandan, Chairman and Chief Executive Officer of the Company, is not a member of the Compensation Committee and cannot vote on matters decided by the Committee. He is invited to participate in some discussions and decisions regarding salaries and incentive compensation for employees of and consultants to the Company, except that Mr. Zandan is excluded from discussions and decisions regarding his own salary and incentive compensation.

                                  PROPOSAL TWO
                    APPROVAL OF AMENDMENT TO 1996 STOCK PLAN

    The Company's Board of Directors (the "Board") and stockholders have previously adopted and approved the Company's 1996 Stock Plan (the "1996 Plan"). A total of 300,000 shares of Common Stock are presently reserved for issuance under the 1996 Plan. In February 1997, the Board of Directors approved an amendment to the 1996 Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 400,000 shares, bringing the total number of shares issuable under the 1996 Plan to 700,000.

    As of April 1, 1997, options to purchase 245,000 shares were outstanding under the 1996 Plan and 55,000 shares were available for future issuance under the 1996 Plan.

    At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the 1996 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 400,000 shares, bringing the total number of shares issuable under the 1996 Plan to 700,000. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

    The affirmative vote of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the amendment to the 1996 Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE 1996 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

DESCRIPTION OF THE 1996 STOCK PLAN

    GENERAL. The 1996 Plan was adopted by the Board and approved by the stockholders of the Company in March 1996. The 1996 Plan was amended by the Board in February 1997. The following summary is qualified in its entirety by reference to the copy of the 1996 Plan which is available from the Company upon written request.

    PURPOSES. The purposes of the 1996 Plan are to ensure the retention of the services of officers, employees and consultants to attract and retain competent new executive personnel and employees, and to provide incentive to all such personnel to devote their utmost effort to the betterment of the Company.

    ELIGIBILITY; LIMITATIONS. The 1996 Plan provides that options may be granted to any officer, employee or consultant of the Company or any of its subsidiaries. On April 1, 1997, there were approximately 240 officers, employees and consultants of the Company eligible for stock option grants. Incentive stock options may be granted only to employees of the Company or any of its subsidiaries.

    The 1996 Plan places specific limitations on the discretion allowed to the Board in granting options to employees of the Company. These limitations are intended to preserve the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options granted to certain executive officers under the 1996 Plan. Without these provisions in the 1996 Plan, the Company's ability to deduct such compensation expense may be limited under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The limitations provide that no employee shall be granted in any fiscal year options to purchase more than 300,000 shares of Common Stock, except that an employee may be granted options to purchase up to an additional 300,000 shares in connection with his or her initial employment, which grant will not count against the foregoing limitation. See the discussion below under "Tax Information" for a summary of the more general rules governing the availability to the Company of tax deductions in connection with stock options granted under the 1996 Plan.

    ADMINISTRATION. The 1996 Plan provides for administration by the Board or by a committee (the "Committee") of the Board. The 1996 Plan is administered so as to satisfy certain requirements of Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), applicable Delaware corporate law, and the Code. Except as noted below, the Board has full power to select the persons to whom incentive or nonqualified options will be granted, the specific terms of each grant, and the number of shares for which incentive or nonqualified options will be granted, subject to the provisions of the 1996 Plan. The interpretation and construction of any provision of the 1996 Plan will be within the sole discretion of the Board, whose determination will be final and binding.

    EXERCISE PRICE OF OPTION SHARES. The exercise price of each incentive stock option granted under the 1996 Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant of the option; provided, however, that the exercise price may not be less than 110% of the fair market value if the person to whom such option is granted owns 10% or more of the total combined voting power of all classes of stock of the Company. The exercise price of nonqualified stock options is determined by the Board. The fair market value of the Company's Common Stock is the closing sale price on the Nasdaq National Market or, during such times as there was no market price available on the Nasdaq National Market, the fair market value of the Company's Common Stock as determined by the Board.

    TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a written stock option agreement between the Company and the optionee and is subject to the terms and conditions listed below, but specific terms may vary:

            DATE OF EXERCISE. The Board determines the exercisability of options granted under the 1996 Plan. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, exchange of shares of the Company's Common Stock or any combination thereof. The Company's written stock option agreements generally provide for payment only in the form of cash or check.

            TERMINATION OF ASSOCIATION. The 1996 Plan provides that if the optionee's employment or other association with the Company is terminated for any reason, other than death or permanent disability, an option may thereafter be exercised (to the extent it was then exercisable) at any time within three months of such termination, subject to the stated term of the option.

            DEATH OR DISABILITY OF OPTIONEE. If the optionee's employment or association with the Company terminates as a result of the optionee's permanent disability, the optionee may exercise an option at any time within one year following the date of such termination (but in no event later than the expiration of the term of the option), but only to the extent that the optionee was entitled to exercise the option on the date of such termination. At the end of such one-year period, all options held by such optionee, to the extent they remain unexercised, terminate and become void.

        TERM OF OPTIONS. The terms of options granted under the 1996 Plan may not exceed ten years from the date of grant. However, any incentive stock option granted to an optionee who, at the time such option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company may not have a term of more than five years. No option may be exercised by any person after such expiration.

        NONASSIGNABILITY OF RIGHTS. All options are non-transferable by the optionee, other than by will or by the laws of descent and distribution, and during the lifetime of the optionee may be exercised only by such optionee.

        RIGHTS UPON EXERCISE. Until an option has been properly exercised, no rights to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares subject to the unexercised option.

        OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1996 Plan as may be determined by the Board.

    CHANGES IN CAPITAL STRUCTURE; MERGER OR ASSET SALE. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock or a change in the kind of shares or other securities of the Company, an appropriate adjustment shall be made to the exercise price and number or kind of shares subject to each outstanding option and to the number or kind of shares which have been reserved for issuance under the 1996 Plan. In the event of a merger of the Company with another corporation, or the sale of substantially all of the assets of the Company, the 1996 Plan provides that each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not agree to assume the option or to substitute an equivalent option, the Board shall provide for the optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable.

    AMENDMENT AND TERMINATION. The Board may amend, alter, suspend or terminate the 1996 Plan at any time or from time to time, but any such amendment, alteration, suspension or termination shall not adversely affect any option then outstanding under the 1996 Plan, without the consent of the holder of the option. In any event, the 1996 Plan will terminate in March 2006. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act or with
Section 422 of the Code (or any other applicable law or regulation), the Company shall obtain stockholder approval of any amendment of the 1996 Plan in such a manner and to such a degree as required.

    TAX INFORMATION. Options granted under the 1996 Plan may be either incentive stock options, within the meaning of Section 422 of the Code, or nonqualified stock options.

        INCENTIVE STOCK OPTIONS. The holder of an incentive stock option will recognize no income upon grant of the incentive stock option and will incur no tax liability due to the exercise unless the optionee is subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after exercise of the option, any gain will be treated as long-term capital gain. Under current law, generally the tax on long-term capital gains is capped at 28%. If the statutory holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

        NONQUALIFIED STOCK OPTIONS. The holder of a nonqualified stock option ("NSO") will not recognize any taxable income at the time he or she is granted a NSO. However, upon exercise of the NSO, the optionee will generally recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% stockholder of the Company, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under
    Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or Company stock or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a NSO.

    THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 1996 PLAN AND DOES NOT PURPORT TO BE COMPLETE. REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE.

    PARTICIPATION IN THE 1996 PLAN. Please see "Executive Compensation and Other Matters--Executive Compensation--Option Grants During Fiscal 1996" for information with respect to the grant of options to the Named Executive Officers during fiscal 1996. During fiscal 1996, all executive officers as a group and all other employees as a group were granted options to purchase 110,000 shares and 140,000 shares, respectively, pursuant to the 1996 Plan.

                                 PROPOSAL THREE
         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Price Waterhouse LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

    Price Waterhouse LLP has audited the Company's financial statements annually since 1992. Representatives of Price Waterhouse LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting in person or by proxy on this proposal at the annual meeting is required to approve the appointment of the independent auditors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

    The following table sets forth the compensation earned by the Company's Chief Executive Officer and the Company's two other executive officers (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 1994, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                                                              AWARDS(1)
                                                                                            -------------
                                                                                             SECURITIES     ALL OTHER
                                                                                             UNDERLYING      COMPEN-
                                                                                            OPTIONS/ SARS  SATION ($)
NAME AND PRINCIPAL POSITION                                YEAR     SALARY($)    BONUS($)        (#)           (2)
-------------------------------------------------------  ---------  ----------  ----------  -------------  -----------
Peter Zandan...........................................       1996  $  213,772  $      -0-       30,000     $   9,645
Chairman and Chief Executive Officer                          1995     205,900     100,000       --             9,470
                                                              1994     199,000      37,500       --             9,200

Brian Sharples.........................................       1996     218,772         -0-       30,000        11,143
President and Director                                        1995     212,400     100,000       --             8,750
                                                              1994     206,000      37,500       --             8,700

James Schellhase.......................................       1996     110,000         -0-       50,000        --
Chief Operating Officer, Secretary and Director               1995     103,500      96,350       32,991        --
                                                              1994      53,722       5,368       51,320        --

------------------------

(1) The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during 1994, 1995 or 1996.

(2) Includes automobile allowances, life insurance premiums and miscellaneous other income.

OPTION GRANTS DURING FISCAL 1996

    The following table provides information with respect to stock option grants during fiscal 1996 to the Named Executive Officers.

                        OPTION GRANTS DURING FISCAL 1996

                                                                                                     POTENTIAL REALIZABLE
                                                          INDIVIDUAL GRANTS(1)                         VALUE AT ASSUMED
                                     --------------------------------------------------------------    ANNUAL RATES OF
                                       NUMBER OF       % OF TOTAL                                        STOCK PRICE
                                      SECURITIES     OPTIONS GRANTED                                   APPRECIATION FOR
                                      UNDERLYING     TO EMPLOYEES IN                                  OPTION TERM($)(4)
                                        OPTIONS        FISCAL YEAR     EXERCISE PRICE   EXPIRATION   --------------------
NAME                                    GRANTED          (%)(1)           ($/SH)(2)       DATE(3)       5%         10%
-----------------------------------  -------------  -----------------  ---------------  -----------  ---------  ---------
Peter Zandan.......................      30,000(5)            12%         $   21.50       12/18/06    $405,637  $1,027,963
Brian Sharples.....................      30,000(6)            12%             21.50       12/18/06     405,637  1,027,963
James Schellhase...................      40,000(7)            16%             25.625      10/01/06     644,600  1,633,400
                                         10,000(8)             4%             21.50       12/18/06     135,212    342,655

------------------------------

(1) The Company granted options to employees to purchase 250,000 shares of Common Stock during fiscal 1996.

(2) The exercise price may be paid in cash or by check.

(3) An option may terminate before its expiration date if the optionee's status as an employee is terminated or upon the optionee's death or disability.

(4) The 5% and 10% assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of its Common Stock.

(5) Mr. Zandan's option to purchase 30,000 shares vests and is exercisable as to 12,000 shares on December 18, 1998, and as to an additional 6,000 shares on each of December 18, 1999, December 18, 2000 and December 18, 2001.

(6) Mr. Sharples' option to purchase 30,000 shares vests and is exercisable as to 12,000 shares on December 18, 1998, and as to an additional 6,000 shares on each of December 18, 1999, December 18, 2000 and December 18, 2001.

(7) Mr. Schellhase's option to purchase 40,000 shares vests and is exercisable as to 16,000 shares on October 1, 1998, and as to an additional 8,000 shares on each of October 1, 1999, October 1, 2000 and October 1, 2001.

(8) Mr. Schellhase's option to purchase 10,000 shares vests and is exercisable as to 4,000 shares on December 18, 1998, and as to an additional 2,000 shares on each of December 18, 1999, December 18, 2000 and December 18, 2001.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth information concerning option holdings for the fiscal year ended December 31, 1996 with respect to each Named Executive Officer.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1996
                            AND FY-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-
                             SHARES                                AT FY-END                MONEY OPTIONS AT FY-END(2)
                           ACQUIRED ON       VALUE       ------------------------------  --------------------------------
NAME                       EXERCISE(#)   REALIZED($)(1)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE($) UNEXERCISABLE($)
------------------------  -------------  --------------  -------------  ---------------  -------------  -----------------
Peter Zandan............          -0-          --             --              30,000          --            $  37,500
Brian Sharples..........          -0-          --             --              30,000          --               37,500
James Schellhase........       40,264      $  917,824         44,047          50,000       $ 978,061           12,500

------------------------------

(1) Calculated by determining the difference between the fair market value, at the date of exercise, of the securities underlying the option and the exercise price of the option.

(2) Calculated by determining the difference between the fair market value, at December 31, 1996, of the securities underlying the option and the exercise price of the option.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

    Pursuant to the Delaware General Corporation Law ("Delaware Law"), the Company has adopted provisions in its Certificate of Incorporation which limit the personal liability of its directors to the maximum extent permitted by Delaware Law. Delaware Law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemption as provided in Section 174 of Delaware Law or (iv) for transactions from which the director derived an improper personal benefit.

    The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware Law, including those circumstances where indemnification would otherwise be discretionary under Delaware Law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of the indemnified parties. The Bylaws authorize the use of indemnification agreements and the Company has entered into such agreements with each of its directors and officers.

    The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act.

    At present, there is no pending litigation or proceeding involving a director or officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

COMPENSATION OF DIRECTORS

    The Company's directors do not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings.

    Non-employee directors are entitled to participate in the Company's 1996 Director Option Plan (the "Director Plan"). The Director Plan was adopted by the Board of Directors and approved by the stockholders in February 1996, and amended by the Board of Directors in August 1996. A total of 100,000 shares of Common Stock has been reserved for issuance under the Director Plan, options to purchase 27,250 of which were issued and outstanding as of December 31, 1996. The Director Plan provides that each non-employee director shall be granted, at the discretion of the Board of Directors, a nonstatutory option to purchase shares of Common Stock (the "First Option") upon the date such non-employee director first becomes a director (other than an employee director who ceases to be an employee but remains a director). In addition, each non-employee director who has been a non-employee director for longer than six months will annually be granted, at the discretion of the Board of Directors, a nonstatutory option to purchase shares of Common Stock (a "Subsequent Option"). Each non-employee director will be eligible to receive a Subsequent Option, regardless of whether such non-employee director was eligible to receive a First Option. Each First Option and Subsequent Option will have a term expiring on the earlier of the tenth anniversary of the date of grant or twelve months after the date on which the optionee ends his service as a director. The vesting terms of both the First Option and the Subsequent Option shall be at the discretion of the Board of Directors. The exercise price of a director option will be 100% of the fair market value per share of the Company's Common Stock on the date of the grant of the option. The exercise price of a director option granted to a director who owns more than 10% of the voting power of all classes of the Company's outstanding capital stock must be equal to at least 110% of the fair market value of the Common Stock on the date of grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    During the fiscal year ended December 31, 1996, the Compensation Committee of the Board of Directors was comprised of two non-employee directors. The Compensation Committee is responsible for setting compensation levels for the Company's executive officers and for overseeing the administration of certain of the Company's stock option plans. In making compensation decisions, it has been the practice of the Compensation Committee to meet with the Company's chief executive officer, as appropriate. All decisions by the Compensation Committee are reviewed by the entire Board of Directors.

    The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of the Company on both a short-term and long-term basis and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee's policy is that the compensation package for executive officers should consist of three components:
(i) an annual base salary; (ii) the potential to earn incentive bonuses each fiscal year, the amount of which is dependent on the Company's overall performance; and (iii) stock option awards designed to align stockholder interests with those of management by providing long-term incentives for the Company's key employees. For fiscal 1996, the Compensation Committee determined that total direct compensation (base salary, incentive bonus, and stock option awards) should be at levels commensurate with total direct compensation paid by comparable companies to their officers, and it is again the intent of the Compensation Committee to set total direct compensation for fiscal 1997 at levels commensurate with total direct compensation paid by comparable companies to their officers.

    Base salary is based upon the responsibilities of the particular executive officers targeted at the median of comparable companies and is reviewed on an annual basis.

    Incentive bonuses represent an opportunity for each executive officer to earn additional annual cash compensation in an amount reflective of such officer's accomplishments. Any such bonuses are generally determined and awarded by the Compensation Committee shortly after the end of each fiscal year. No incentive bonus payments were made for fiscal 1996. Shortly after the end of fiscal 1997, the Compensation Committee will review each officer's accomplishments and make bonus determinations.

    The long-term performance based compensation of executive officers takes the form of option awards under the Company's 1996 Stock Plan. The Compensation Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, have value only if the Company's stock price increases after such date. In granting options under the 1996 Stock Plan, the Committee takes into account each executive's responsibilities, relative position in the Company, and past grants. For fiscal 1996, Mr. Zandan was granted options to purchase 30,000 shares of Common Stock at fair market value as of the date of the grant. For fiscal 1996, Mr. Sharples was granted options to purchase 30,000 shares of Common Stock at fair market value as of the date of the grant. For fiscal 1996, Mr. Schellhase was granted options to purchase an aggregate of 50,000 shares of Common Stock at fair market value as of the date of the grant. These options vest 40% on the first anniversary of the grant and 20% on successive anniversaries until the option is fully vested.

                                          LEE WALKER
                                          WILLIAM WOOD

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of (i) the Nasdaq U.S. Index and (ii) a peer group, the Hambrecht & Quist Technology Index, consisting of approximately 275 companies, for the period commencing March 22, 1996 (the date of the Company's initial public offering) and ending on December 31, 1996. The information contained in the performance graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

                 COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN*

     AMONG INTELLIQUEST INFORMATION GROUP, INC., THE NASDAQ STOCK MARKET-US
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               INTELLIQUEST INFORMATION GROUP, INC.           NASDAQ STOCK MARKET-US           HAMBRECHT & QUIST TECHNOLOGY
3/22/96                                             $100                            $100                                     $100
12/31/96                                             134                             118                                      117

------------------------
* $100 INVESTED ON 3/22/96 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the

Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1996, all filing requirements applicable to its executive officers and directors were complied with, except that the Forms 4 filed by Mr. Zandan, Mr. Sharples and Mr. Wood in connection with their sale of Company Common Stock in the Company's initial public offering were filed late.

                                 OTHER MATTERS

    The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                                  THE BOARD OF DIRECTORS

Dated: April 11, 1997

                                     PROXY
                      INTELLIQUEST INFORMATION GROUP, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of IntelliQuest Information Group, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 14, 1997, and hereby appoints Susan Georgen-Saad and James Schellhase, and each of them, proxies, with full power of substitution, to represent the undersigned and to vote as designated on the reverse side, all shares of Company Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 15, 1997 at 10:00 a.m., Central Standard Time, at the Company's principal executive offices at 1250 Capital of Texas Hwy. South, Building One, Austin, Texas, 78746, and at any adjournment thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

    A vote FOR the following proposals, proposed by IntelliQuest Information Group, Inc. (the "Company"), is recommended by the Board of Directors.

1.  Election of five Directors.
        Nominees: Peter Zandan, Brian Sharples, James Schellhase, Lee Walker and William Wood.
    FOR ALL NOMINEES  / /      WITHHELD FROM ALL NOMINEES  / /    ______________
                             FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. Proposal to amend the Company's 1996 Stock Plan to increase the number of shares reserved thereunder by 400,000, bringing the total number of shares issuable thereunder to 700,000.

                  FOR  / /      AGAINST  / /      ABSTAIN  / /

3. Proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

                  FOR  / /      AGAINST  / /      ABSTAIN  / /

4. To vote or otherwise represent the shares on any and all such other business which may properly come before the meeting or any adjournment thereof, according to their discretion and in their discretion.

                                             Please sign exactly as your name
                                             appears on your stock certificate.
                                             If the stock is held by joint
                                             tenants or as community property,
                                             both should sign. Executors,
                                             administrators, trustees,
                                             guardians, attorneys and corporate
                                             officers should insert their
                                             titles.
                                             Signature: ______  Date: __________
                                             Signature: ______  Date: __________